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                                                                    Exhibit 23.2









CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Alliant Techsystems Inc. relating to the Amended and Restated Alliant Techsystems Inc. 1990 Equity Incentive Plan on Form S-8 of our reports dated May 11, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Alliant Techsystems Inc. for the year ended March 31, 1998.




DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
August 3, 1998